Exhibit 10.6

November 2007

AMENDMENT NO. 1

TO

THE 2007 EQUITY PARTICIPATION PLAN OF iDcentrix, Inc.

WHEREAS, The 2007 Equity Participation Plan of iDcentrix, Inc. (the “Plan”) was adopted, effective as of May 1, 2007; and

WHEREAS, the participating employer wishes to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective as of May 1, 2007, as follows:

1.         Section 1.4 of the Plan is hereby amended to replace the phrase “one million (1,000,000)” with the phrase “two million (2,000,000)”.

2.	Section 1.7 of the Plan is hereby amended to read in its entirety as follows:

“Committee. “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 8.1(a) which committee shall be composed of at least two people, or the Board if either (a) there is no Committee; or (b) the Board is acting in lieu of the Committee. The Board shall serve as the Committee in respect of Awards granted to the Independent Directors. Notwithstanding the foregoing, whenever the Company is Publicly Traded (as defined below), unless the Board is acting as the Committee or the Board specifically determines otherwise, each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director (as defined below). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan. For purposes hereof, “Publicly Traded” means that the Common Stock of the Company is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded in an established securities market. For purposes hereof, “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code, and the Treasury Regulations promulgated thereunder (“Section 162(m)”); provided, however, that clause (ii) shall apply only with respect to Awards granted with respect to which the Company’s tax deduction could be limited by Section 162(m) if such clause did not apply.”

3.         Section 1.11 is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, in no event will the consummation of the transactions contemplated by a Share Exchange Agreement by and between the Company and Sterling Gold Corp., pursuant to which the shareholders of the Company will receive common shares of Sterling in exchange for their shares of capital stock of the Company, and related agreements constitute a Corporate Transaction.”

4.         Section 6.5 is hereby amended by adding the following sentence after the second sentence thereof:

“If consideration was paid by the Restricted Stockholder upon issuance of the Restricted Stock, a Restricted Stockholder’s rights in unvested Restricted Stock may be eligible for repurchase by the Company in accordance with the provisions of Section 6.6 below.”

5.         Section 6.5 is hereby further amended to add the phrase “and be forfeited” following the word “lapse” the first two times such term is used in the third sentence therein. The phrase “and forfeiture” shall be added following the word “lapse” the third time such term is used in the third sentence therein.

6.         Section 6.5 is hereby further amended by adding the following sentence at the end thereof:

“The Administrator, in its sole and absolute discretion, may provide, in the agreement reflecting an Award of Restricted Stock, the terms relating to when rights may lapse and be forfeited or restrictions shall terminate or expire in connection with a Termination of Directorship.”

7.         Section 6.6 is hereby amended by inserting the following phrase at the beginning thereof:

“If consideration was paid by the Restricted Stockholder upon issuance of Restricted Stock,”

8.	Section 6.6 is hereby amended to add the following sentence at the end thereof:

“The restrictions set forth in this Section 6.6 shall terminate as of the first date that the Common Stock is Publicly Traded.”

9.         Section 6.7 is hereby amended by adding the following phrase at the beginning thereof:

“Unless the Committee determines otherwise and provides in the Agreement reflecting an Award of Restricted Stock,”

10.       Section 6.8 is hereby amended by adding the following sentence at the end thereof:

“The legend or legends on any Restricted Stock shall be removed upon reasonable request of the holder thereof when all restrictions have lapsed.”

11.	Section 7.2 is hereby amended to add the following at the end thereof:

“Notwithstanding the foregoing, the maximum value of any Performance Award that may be granted may not exceed the value of two million (2,000,000) shares of Common Stock in any one year. All cash settlements shall equal the Fair Market Value of the shares of Common Stock to which the cash settlement relates, determined as of the trading day immediately prior to the date of settlement. When Performance Awards that are intended to be considered qualified “performance-based compensation” within the meaning of Section 162(m) of the Code or any regulations or rulings issued thereunder (“Section 162(m)”) are granted, the Committee shall establish (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met and (iv) any other conditions that the Committee deems appropriate and consistent with this Plan and the requirements of Section 162(m) for qualified “performance-based compensation.” The Committee is authorized, at any time during the first 90 days of the period of service to which the performance goal relates (or, if shorter, the first 25% of the period of service, as allowed under Section 162(m)), in its discretion, to adjust or modify the calculation of a performance goal; provided, that the performance goals are established in a written form within the time permitted by Section 162(m) to be considered qualified “performance-based compensation.” The performance goals shall satisfy the requirements for qualified “performance-based compensation” under Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. Except as provided in this Section 7.2, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

12.       Section 8.1(a) is hereby amended to substitute the word “two” for the word “one” in the first sentence thereof.

13.       Section 9.3(b)(i) is hereby amended to separate the clauses by adding (A) after the phrase “Holder’s request, for either”, (B) after the phrase “fully vested”, and the following as a new subsection (C) at the end thereof:

“(C) or the cancellation and termination without consideration of such Option, Restricted Stock, or other Award that are not “in the money” as of the date of the Corporate Transaction. For purposes of this Section 9.3, “in the money” means that the fair market value of a share of Common Stock is greater than the value of a share of Common Stock.”

14.	Section 9.3(b) is further amended to add the follow paragraph at the end thereof:

“Notwithstanding any provision of this Plan or any other agreement, contract, or understanding with any Holder to the contrary and unless otherwise provided by the Board at the time of a Corporate Transaction or thereafter, if the Holder is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Award (or portion thereof) held by that Holder and any right to receive any payment or other benefit (or portion thereof) under this Plan shall not become exercisable or vested to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Holder under this Plan and all other agreements, contracts, or understandings would cause any payment or benefit to the Holder under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect.”

15.       Section 9.8 is hereby amended by making the current language in 9.8, a new subsection (a), and adding the following paragraphs as new subsections (b) and (c) at the end thereof:

“(b)     Without limiting the generality of Section 9.8(a) above, for purposes of granting any Award intended to qualify as “performance based compensation” within the meaning of Section 162(m) at any time to any individual under the Plan, this Plan, as amended, will be approved in a manner intended to comply with the requirements of Section 162(m) so that such Awards granted under the Plan may, if they otherwise qualify as performance-based compensation, be deductible by the Company.

(c)       If additional Awards are granted following the expiration of the initial stockholder approval and such Awards (other than Options) are intended to qualify as performance based compensation, the Plan shall be resubmitted for approval by the stockholders of the Company at a time and in a manner intended to comply with Section 162(m).”

16.	Sections 9.14 through 9.17 are hereby added to the Plan as follows:

“9.14    Employees Subject to Taxation Outside the United States. With respect to key Employees, Independent Directors, and Consultants who are residents or subject to taxation in countries other than the United States, the Administrator may make grants with such terms and conditions as the Administrator deems appropriate to comply with the laws of the applicable countries, and the Administrator may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws. In order to facilitate the grant of Awards under this Plan, the Administrator may, in its sole discretion, (i) provide for such special terms for Awards to key Employees, Independent Directors and Consultants who are foreign nationals, or who are employed by the Company outside of the United States, as the Administrator may, in its sole discretion, consider necessary or appropriate to accommodate differences in local law, tax policy or custom and (ii) approve such supplements to, or amendments, restatements or alternative versions of, this Plan, as it may, in its sole discretion, consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan for any other purpose; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders under any applicable rules.

“9.15    Section 409A. It is the intention of the Company that no grant be subject to the additional tax imposed by Section 409A(b)(5)(i) of the Code, and to the extent that there are any ambiguities herein, this Plan shall be interpreted and administered accordingly.”

“9.16    Binding on Transferees. The Plan shall be binding upon the Company, its successors, transferees and assigns, and the Employee, Independent Director or Consultant, his executor, administrator and any transferees and beneficiaries.”

“9.17    Severability. If any provision of the Plan or any Award agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.”

Adopted as of November 6, 2007	iDcentrix, Inc.
	By:	/s/ Francine Dubois

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